Exhibit 10.1



                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of November 30, 2001 (this "Agreement"), by and among Maxxim Medical, Inc., a Texas corporation (the "Company"), Maxxim Medical Group, Inc., a Delaware corporation ("Maxxim"), Fox Paine Capital Fund, L.P., a Delaware limited partnership, FPC Investors, L.P., a Delaware limited partnership (together Fox Paine Capital Fund, L.P., and FPC Investors, L.P., the "Purchasers"), and Fox Paine Medic New Equity Corp., a Delaware corporation ("FP Sub").

                                    RECITALS

           WHEREAS, as of the date hereof, the Company has authorized 725,000 shares of Series A Participating Preferred Stock, par value $1.00, with a liquidation preference of $1,000.00 per share (the "Series A Preferred Stock"), each share of which is entitled to the rights, preferences and powers, and subject to the limitations and restrictions, set forth under the Articles of Incorporation of the Company, as amended (the "Articles") (the Statement of Resolutions establishing the Series A Preferred Stock is attached hereto as Exhibit A);

           WHEREAS, as of the date hereof, the Company has authorized 8,100,000 warrants (the "Associated Warrants") to purchase one share of common stock, par value $0.001 per share, of the Company (the "Common Stock"), per Associated Warrant, and each Associated Warrant is entitled to the rights, and subject to the limitations and restrictions, set forth under the Warrant Agreement (the "Warrant Agreement"), attached hereto as Exhibit B, to be entered into as of the Closing (as defined herein), among the Company and the Purchasers;

           WHEREAS, as of the date hereof, the Company has authorized and reserved 80,600,000 shares of Common Stock for issuance upon exercise of the Associated Warrants and upon the conversion of the Series A Preferred Stock;

           WHEREAS, the Company desires to issue and sell 50,000 "Units," each Unit of which will be comprised of one share of Series A Preferred Stock and 162 Associated Warrants;

           WHEREAS, the Company desires to offer Units to the holders of Common Stock and to the holders of warrants issued pursuant to the Senior Notes Warrant Agreement (as defined herein) and the Subordinated Notes Warrant Agreement (as defined herein) in an amount based upon such holder's pro-rata ownership of the outstanding shares of Common Stock (on an as-converted basis) on the same terms as contemplated hereby;

           WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Purchasers desire to purchase from the Company and the Company desires to sell to the Purchasers, 23,500 Units for the purchase price contemplated hereby;

          WHEREAS, Fox Paine Medic Bridge Corp. shall pursuant to a plan of liquidation, distribute the Promissory Note in the principal amount of $9,850,000 made by Maxxim Medical Group, Inc. ("Maxxim"), dated as of October 26, 2001 (the "Promissory Note") to Fox Paine Capital Fund, L.P. and the cancellation or other forgiveness of all amounts under the Promissory Note shall be a portion of the consideration paid by the Purchasers to the

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Company for the Units, it being understood that Maxxim shall have paid all accrued interest on the Promissory Note;

          WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, FP Sub desires to purchase from the Company and the Company desires to sell to FP Sub, any of the 26,500 Units that are not purchased (a) by the holders of Common Stock other than the Purchasers or (b) by the holders of warrants issued pursuant to the Senior Notes Warrant Agreement or the Subordinated Notes Warrant Agreement (the holders referred to in clauses (a) and (b) above, the "Minority Purchasers");

          WHEREAS, the Company, Maxxim, the lenders party thereto, The Chase Manhattan Bank as administrative agent (in such capacity, the "Administrative Agent"), collateral agent (in such capacity, the "Collateral Agent") and issuing bank, Bankers Trust Company, as co-syndication agent, Merrill Lynch Capital Corporation, as co-syndication agent, Canadian Imperial Bank of Commerce, as co-documentation agent and Credit Suisse First Boston, as co-documentation agent, have entered into Amendment No.2 and Waiver (the "Amendment and Waiver") dated as of November 14, 2001, in respect of the Credit Agreement (the "Credit Agreement") dated as of November 12, 1999, as amended, among such parties. The execution and delivery of this Agreement is, among other things, a condition precedent to the effectiveness of the Amendment and Waiver; and

           WHEREAS, as a further condition precedent to the effectiveness of the Amendment and Waiver, FP Sub and the Collateral Agent have entered into a Security Agreement (the "Security Agreement") dated as of the date hereof.

           NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                 STOCK PURCHASE

          1.1 PURCHASE AND SALE OF UNITS. (a) The Company hereby agrees to and will deliver to the Purchasers, at the Closing (defined herein), certificates representing the Series A Preferred Stock and Associated Warrants comprising 23,500 Units to be allocated to the Purchasers as set forth on Schedule I hereto.

          (b) Subject only to the conditions set forth in Article IV, the Company hereby agrees to and will deliver to FP Sub, at the Second Closing (defined herein), certificates representing the Series A Preferred Stock and Associated Warrants comprising the positive number of Units equal to 26,500 minus, to the extent the proceeds from the purchases thereof have been delivered to Maxxim in accordance with Section 1.4, the number of Units purchased prior to December 28, 2001 by the Minority Purchasers and any third party purchasers agreeing to purchase such Units, in each case for a purchase price of at least $1,000 in U.S. dollars in cash for each Unit so purchased and otherwise on the terms contemplated hereby. Notwithstanding any failure or delay by the Company to deliver to FP Sub such certificates, immediately upon the fulfillment of the conditions set out in Article IV, FP Sub shall automatically be deemed to have purchased from the Company, and the Company shall automatically be deemed to have issued to

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FP Sub, without any further action on the part of any Person, the Units for which such certificates are required to be issued.

          1.2 CONSIDERATION FOR UNITS. (a) In consideration of, and concurrently with, the issuance of the Units to be purchased by the Purchasers, as set forth in Section 1.1(a), the Purchasers hereby agree to and will (i) deliver as part payment therefor $13,650,000 in U.S. dollars and (ii) cancel or otherwise forgive all amounts owing under the Promissory Note as the balance of the payment therefor, such consideration to be allocated between such Purchasers as set forth on schedule I hereto.

          (b) Subject only to the conditions set forth in Article IV, in consideration of, and concurrently with, the issuance of the Units to be purchased by FP Sub, as set forth in Section 1.1(b), FP Sub hereby agrees to and will deliver as payment therefor $1,000 in U.S. dollars in cash for each Unit so purchased. The parties hereto hereby agree that any cash released from the Cash Collateral Account (as defined in the Security Agreement) to Maxxim pursuant to the Security Agreement shall automatically be deemed to constitute payment to the Company for Units purchased pursuant to this Agreement by FP Sub.

          1.3 CLOSINGS. (a) The delivery and transfer of the Units to the Purchasers as contemplated by Section 1.1(a), and, in exchange for the foregoing, the payment of the consideration by the Purchasers (the "Closing"), will take place on November 30, 2001 at 10:00 A.M., New York, New York time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 or at another time and location to be designated by the Purchasers.

          (b) The delivery and transfer of the certificates representing the Units, if any, to FP Sub as contemplated by Section 1.1(b), and, in exchange for the foregoing, the payment of the consideration by FP Sub, if any, as contemplated by Section 1.2(b) (the "Second Closing"), will take place on December 31, 2001, PROVIDED that the conditions set forth in Article IV are satisfied, at 10:00 A.M., New York, New York time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 or at another location and earlier time to be designated by the Purchasers, subject to the terms and conditions hereof.

          1.4 CONTRIBUTION TO MAXXIM. The Company hereby (a) irrevocably instructs FP Sub to deliver directly to Maxxim (rather than to the Company) any payment that is due and payable to the Company pursuant to Section 1.2(b) and
(b) agrees to direct the Minority Purchasers and any third party purchasers of Units to deliver directly to Maxxim (rather than to the Company) any payment that is due and payable to the Company in respect of the purchase price for any Units. Maxxim and the Company hereby acknowledge and agree that any such payments under clause (a) or (b) and any cash released to Maxxim pursuant to the Security Agreement shall be deemed to constitute payment to the Company of the cash purchase price for the applicable Units and the contribution by the Company of such cash to Maxxim as common equity.

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                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants, effective as of the date of each purchase and sale hereunder, that:

          2.1 ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to enter into this Agreement and the subscription agreements that may be entered into between the Company and any of the Minority Purchasers or any third party (the "Minority Subscription Agreements") and to consummate the transactions contemplated hereby and thereby.

          2.2 CAPITALIZATION. (a) As of the date hereof, and prior to the issuance of the Series A Preferred Stock, the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, of which 30,365,161 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), including 725,000 shares of Series A Preferred Stock, none of which are issued and outstanding. In addition,
(i) 3,148,954 shares of Common Stock have been reserved for issuance under the Company's 1999 Stock Incentive Plan (the "Stock Incentive Plan"), (ii) 749,486 shares of Common Stock have been reserved for issuance under the Warrant Agreement, by and among the Company and the purchasers of the Company's Senior Discount Notes due 2010, dated as of November 12, 1999 (the "Senior Notes Warrant Agreement"), (iii) 618,321 shares of Common Stock have been reserved for issuance under the Warrant Agreement, by and among the Company and the purchasers of the Company's Senior Subordinated Notes due 2009, dated as of November 12, 1999 (the "Subordinated Notes Warrant Agreement"), (iv) 2,393,000 shares of Common Stock have been reserved for issuance pursuant to options to certain individuals and that are not issued pursuant to the Stock Incentive Plan, (v) 8,100,000 shares of Common Stock have been reserved for issuance under the Warrant Agreement, and (vi) 72,500,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A Preferred Stock. All of the outstanding Units issued pursuant to this Agreement will be validly issued, fully paid and nonassessable and, when delivered by the Company, shall be free and clear of all liens, claims, options, charges or other security interests or encumbrances except for the restrictions set forth in the Warrant Agreement and the Stockholders' Agreement, dated as of November 12, 1999, by and among the Company and the parties thereto (the "Stockholders' Agreement"). The shares of Common Stock issuable upon exercise of the Associated Warrants have been duly and validly authorized and reserved for issuance upon such exercise and, when issued in accordance with the terms of the Warrant Agreement and the Associated Warrants, will be validly issued, fully paid and nonassessable and shall be free and clear of all liens, claims, options, charges or other security interests or encumbrances except for the restrictions set forth in the Warrant Agreement and the Stockholders' Agreement. The shares of Common Stock issuable upon conversion of 725,000 shares of Series A Preferred Stock have been duly and validly authorized and reserved for issuance upon such conversion and, when issued in accordance with the Articles, will be validly issued, fully paid and nonassessable and shall be free and clear of all liens, claims, options, charges or other security interests or encumbrances except for the restrictions set forth in the Warrant Agreement and the Stockholders' Agreement.

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          (b) Except as contemplated by (i) this Agreement, (ii) the Minority
Subscription Agreements, (iii) the option agreements entered into pursuant to the Stock Incentive Plan and other commitments to grant options related to employment (the "Option Agreements"), (iv) the Senior Notes Warrant Agreement,
(v) the Subordinated Notes Warrant Agreement, (vi) the Warrant Agreement, (vii) the Articles and (viii) the Stockholders' Agreement (the agreements referred to in clauses (ii) through (viii) above are herein collectively referred to as the "Collateral Agreements"), the Company has no outstanding stock or securities convertible into or exchangeable or exercisable for any shares of capital stock of the Company, or any rights or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any capital stock of the Company or any stock or securities convertible into or exchangeable or exercisable for any capital stock of the Company. Other than pursuant to the Collateral Agreements, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in the preceding sentence. The Company is not a party to, nor, after due inquiry, has knowledge of, any agreement (except as set forth in the Collateral Agreements) restricting the transfer of any shares of capital stock of the Company.

          2.3 VALID AND BINDING AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the other parties hereto, will be the valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally. The Board of Directors of the Company has authorized the issuance of, and effective upon only the fulfillment of the conditions set forth in Article IV, the Company hereby issues, the Units to be purchased by FP Sub, as set forth in Section 1.1(b).

          2.4 NO VIOLATION. Neither the Company nor any of its subsidiaries is now, or after giving effect to the transactions contemplated hereby, will be (a) in violation of its respective charter or bylaws, or (b) in violation of applicable law, judgment or decree or in default in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument (i) to which the Company or any of its subsidiaries is a party or by which any of them is bound or (ii) to which any of the property or assets of the Company or any of its subsidiaries is subject, except, with respect to clause (b), such violation or default by the Company or any of its subsidiaries, as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          2.5 SEC DOCUMENTS. Except as would not reasonably be expected have, individually or in the aggregate, a Material Adverse Effect, (i) each form, report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the "SEC") since October 31, 2000 and prior to the date hereof (as such documents have been amended or supplemented prior to the date hereof, the "Company SEC Documents"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the

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Securities Exchange Act of 1934, as amended, (ii) none of the Company SEC
Documents, as of their respective dates, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of the Company and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS AND FP SUB

          The Purchasers and FP Sub hereby each individually, with respect to itself, represents and warrants as follows:

          3.1 RECEIPT OF AGREEMENTS; ACCESS TO INFORMATION. The Purchasers and FP Sub have received and read this Agreement and the Collateral Agreements. The Company has made available to the Purchasers and FP Sub for a reasonable time prior to the date hereof an opportunity (a) to ask questions and receive answers concerning the terms and conditions of (i) the investment hereunder in the Units and (ii) the Collateral Agreements and (b) to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, and each of the Purchasers and FP Sub has received all additional information requested.

          3.2 NO REGISTRATION. The Purchasers and FP Sub have been advised that
(a) the Units and the securities underlying the Units will not be registered under the Securities Act; (b) the Units and the securities underlying the Units must be held for an indefinite period and the Purchasers and FP Sub must continue to bear the economic risk of the investment in the Units and the securities underlying the Units unless they are subsequently registered under the Securities Act or an exemption from such registration is available; (c) it is not anticipated that there will be any public market for the Units and the securities underlying the Units; (d) Rule 144 promulgated under the Securities Act ("Rule 144") is not currently available with respect to sales of any securities of the Company, and the Company has made no covenant to the Purchasers or FP Sub to make Rule 144 available; (e) if and when the Units and the securities underlying the Units may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts to the extent restricted by the terms and conditions of Rule 144; (f) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Securities Act; (g) a restrictive legend or legends in a form substantially similar to the restrictive legend set forth or referred to in the Stockholders' Agreement shall be placed on the certificates representing the

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Series A Preferred Stock and the Associated Warrants, which comprise the Units, and the securities underlying the Units; (h) the Warrant Agreement and the Stockholders' Agreement directly or indirectly restrict the sale or transfer of Units and the securities underlying the Units other than at specified times and under certain circumstances; and (i) a notation shall be made in the appropriate records of the Company indicating that the Series A Preferred Stock and the Associated Warrants, which comprise the Units purchased hereby, and the securities underlying the Units, are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions may be issued to such transfer agent with respect to such Series A Preferred Stock or the Associated Warrants, and the securities underlying the Units.

          3.3 PURCHASE FOR INVESTMENT, ETC. (a) Each of the Purchasers and FP Sub, with respect to all the securities to be purchased by it hereunder, represents that it is purchasing such securities for its own account, for investment purposes only and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act, without prejudice, however, to its rights subject to the terms of the Stockholders' Agreement, to sell or otherwise dispose of all or any part of said securities in compliance with the provisions of the Securities Act and all applicable state securities or "blue sky" laws.

          (b) Each of the Purchasers and FP Sub is an "accredited investor," as such term is defined in Regulation D under the Securities Act, or otherwise has such knowledge and experience in financial and business matters that the Purchasers and FP Sub is capable of evaluating the merits and risks of its investment hereunder. Each of the Purchasers and FP Sub is aware that it must bear the economic risk of such investment for an indefinite period of time. Each of the Purchasers and FP Sub can afford to bear such economic risk and can afford to suffer the complete loss of its investment hereunder.

          3.4 AUTHORITY; BINDING EFFECT; NO CONFLICTS. Each of the Purchasers and FP Sub has the legal capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and to purchase the Units as provided herein. This Agreement has been duly authorized and has been duly executed and delivered by the Purchasers and FP Sub. This Agreement, when duly executed and delivered by the other parties hereto, will be the valid and binding obligation of each of the Purchasers and FP Sub enforceable against each of the Purchasers and FP Sub in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will result in any violation of or be in conflict with or constitute a default under, as applicable, either of the Purchaser's or FP Sub's charter, bylaws or similar organizational or governing documents or under any agreement or instrument to which either Purchaser or FP Sub is a party or by which any of its properties or assets is bound or any applicable law, ordinance, rule or regulation or any applicable order of any court or governmental authority, except as would not have a material adverse effect on the ability of the Purchasers to purchase the Units in accordance with this Agreement.

          3.5 FINDERS' AND BROKERS' FEES. Each of the Purchasers and FP Sub has not entered into any agreement to pay any brokers' or finders' fees to any person with respect to this

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Agreement or the purchase and issuance and sale of the Units contemplated hereby for which the Company will be liable.

          3.6 LEGENDS. Each of the Purchasers and FP Sub hereby agrees and acknowledges that each outstanding certificate representing the shares of Series A Preferred Stock and each outstanding certificate representing the Associated Warrants, which comprise the Units, and securities underlying the Units, shall bear the legends substantially similar to the legend set forth in Section 2.7.1(a) of the Stockholders' Agreement pursuant to the terms thereof.

                                   ARTICLE IV

                           CONDITION TO SECOND CLOSING

          4.1 CONDITIONS TO FP SUB'S OBLIGATION. FP Sub's obligation to purchase and deliver the consideration for the Units to be sold hereunder by the Company at the Second Closing is subject to the fulfillment at or prior to the Second Closing of only the following conditions:

                    (a) (i) Fewer than 26,500 Units shall have been sold to Minority Purchasers and third parties prior to December 28, 2001 (other than pursuant to Section 1.1(a) hereof) for a purchase price of at least $1,000 in U.S. dollars in cash for each Unit so purchased or
          (ii) less than all the proceeds from the sale of 26,500 Units for a purchase price of at least $1,000 in U.S. dollars in cash shall have been delivered to Maxxim in accordance with Section 1.4; and

                    (b) No Trigger Event (as defined in the Security Agreement) shall have occurred.

Each of the Company and FP Sub expressly acknowledges and agrees that its obligations under this Section 4.1 are not subject to any conditions, including, without limitation, the accuracy or truthfulness of any representations and warranties made in this Agreement, other than as expressly set forth above PROVIDED that, subject to the last sentence of Section 5.1, nothing in this
Article IV shall relieve any party hereto from any liability hereunder.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

          5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and delivery of the Units and payment therefor pursuant hereto and shall continue in full force and effect. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors of such party; and all covenants, promises and agreements in this Agreement by or on behalf of the Company, or by or on behalf of any Purchaser, shall bind and inure to the benefit of the successors of such parties hereto. Each of FP Sub and the Purchasers hereby acknowledges and agrees that, (a) until FP Sub has paid for all Units required pursuant to
Section 1.1(b) and 1.2(b), neither FP Sub nor either Purchaser will or will be entitled to exercise or attempt to exercise any rights or remedies against the Company

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whatsoever arising from any breach by the Company of its representations and warranties hereunder, and (b) from the date that FP Sub has paid for all Units required pursuant to Section 1.1(b) and 1.2(b) until the Obligations (as defined in the Credit Agreement) have been fully and finally paid or repaid, neither Purchaser, nor any of their respective affiliates, including FP Sub, will be entitled to exercise any rights or remedies against the Company arising from any breach by the Company of its representations and warranties hereunder except for any exercise of rights or remedies solely for damages payable in shares of Common Stock.

          5.2 COSTS AND EXPENSES. The Company agrees to pay the expenses incurred by it, the Purchasers and FP Sub in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of one outside counsel to the Purchasers and FP Sub.

          5.3 GOVERNING LAW; AMENDMENT; WAIVER. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. No amendment, waiver, change, modification or discharge of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by (a) the party against whom enforcement of any such amendment, waiver, change, modification or discharge is sought and (b) the Administrative Agent, unless, in the case of clause (b), such amendment, waiver, change, modification or discharge would not reasonably be expected to adversely affect the rights of the Lenders (as defined in the Credit Agreement).

          5.4 NOTICES. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by telecopy, addressed to the relevant party at its address and telecopier number reflected on the signature pages hereto. Each party hereto, by written notice given to each of the other parties hereto in accordance with this Section
5.4 may change the address and facsimile number to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder that are mailed or faxed shall be deemed to have been given on the date of mailing or, in the case of facsimiles, upon confirmation of receipt.

          5.5 FURTHER ASSURANCES. The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

          5.6 COMPLETE AGREEMENT; COUNTERPARTS. This Agreement, together with the Security Agreement, constitutes the entire agreement, and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. Other than as expressly contained herein, the parties hereto have made no other representations and warranties to each other. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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          5.7 ASSIGNMENT. This Agreement is not assignable by any of the parties hereto, other than by FP Sub of its right hereunder to any of the Purchasers or any affiliate of the Purchasers if such assignee agrees in writing to undertake the obligations of FP Sub under this Agreement, provided that such assignment shall not release FP Sub from any of its obligations hereunder or under the Security Agreement. Any attempted assignment in violation of this Section 5.7 shall be void.

          5.8 DESCRIPTIVE HEADINGS, ETC. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Agreement.

          5.9 SEVERABILITY. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          5.10 THIRD PARTY BENEFICIARY. The parties hereto acknowledge and agree that (a) at any time prior to the earlier of (such earlier time the "Third Party Event") (i) the satisfaction in full of the Purchase Obligations (as defined in the Security Agreement) or (ii) the reduction of the Credit Agreement Obligation (as defined in the Security Agreement) to zero, all legal and equitable rights, remedies and claims against the Purchasers arising under or by reason of this Agreement shall inure to the benefit of the Administrative Agent (for and on behalf of the Secured Parties) as a third party beneficiary, (b) at all times after the Third Party Event occurs, all legal and equitable rights, remedies and claims against the Purchasers arising under or by reason of Sections 5.1, 5.3 and 5.10 of this Agreement shall inure to the benefit of the Administrative Agent (for and on behalf of the Secured Parties) as a third party beneficiary,
(c) the execution and delivery of this Agreement was an inducement for the Lenders (as defined in the Credit Agreement) to enter into the Amendment and Waiver, and (d) the Administrative Agent, as third party beneficiary pursuant to clauses (a) and (b) above, shall be entitled to enforce this Agreement on behalf of the Lenders to the maximum extent permitted by law.

          5.11 SPECIFIC PERFORMANCE. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement. The parties hereto further acknowledge that, without limiting the generality of the foregoing or of Section 5.10, (a) this provision is specifically intended to be for the benefit of the Secured Parties and (b) any remedy at law that would arise if a party fails to perform its obligations hereunder would clearly leave the Secured Parties in a materially worse position than the remedy of specific performance of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.



                               MAXXIM MEDICAL, INC.



                               By:    /s/ Mark S. Sellers
                                  ------------------------------------------
                                  Name: Mark S. Sellers
                                  Title: Chief Financial Officer
                                  Address: 950 Winter Street, Suite 1700
                                           Waltham, MA 02451
                                  Fax No.: (781) 906-0610


                               MAXXIM MEDICAL GROUP, INC.



                               By:    /s/ Mark S. Sellers
                                  ------------------------------------------
                                  Name: Mark S. Sellers
                                  Title: Chief Financial Officer
                                  Address: 950 Winter Street, Suite 1700
                                           Waltham, MA 02451
                                  Fax No.: (781) 906-0610


                               FOX PAINE CAPITAL FUND, L.P.


                               By:  Fox Paine Capital, LLC, its General Partner


                               By:  /s/ Jason B. Hurwitz
                                   ------------------------------------------
                                  Name:  Jason B. Hurwitz
                                  Title: Member
                                  Address: 950 Tower Lane, Suite 1950
                                           Foster City, CA  94404
                                           (650) 525-2075
                                  Fax No.: (650) 525-1396

                               FPC INVESTORS, L.P.


                               By:  Fox Paine Capital, LLC, its General Partner


                               By:     /s/ Jason B. Hurwitz
                                  ------------------------------------------
                                  Name:  Jason B. Hurwitz
                                  Title: Member
                                  Address: 950 Tower Lane, Suite 1950
                                           Foster City, CA  94404
                                           (650) 525-2075
                                  Fax No.: (650) 525-1396


                               FOX PAINE MEDIC NEW EQUITY CORP.


                               By:     /s/ Jason B. Hurwitz
                                  ------------------------------------------
                                  Name:  Jason B. Hurwitz
                                  Title:
                                  Address: 950 Tower Lane, Suite 1950
                                           Foster City, CA  94404
                                           (650) 525-2075
                                  Fax No.: (650) 525-1396

                                   SCHEDULE I


------------------------------------------------------------------------------
Purchaser                         Number of Units      Consideration for Units
------------------------------------------------------------------------------
Fox Paine Capital Fund, L.P.      23,156.4             $23,156,400
------------------------------------------------------------------------------
FPC Investors, L.P.               343.6                $343,600
------------------------------------------------------------------------------

                                      -13-